Exhibit 99.1

Biofrontera Inc. Announces $4.5 Million Registered Direct Offering Priced At-the-market Under NASDAQ Rules

October 31, 2023 / Biofrontera Inc. (NASDAQ:BFRI) (“Biofrontera” or the “Company”), a biopharmaceutical company specializing in the commercialization of dermatologic products, entered into a securities purchase agreement with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor an aggregate of 1,205,000 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase an aggregate of up to 1,807,000 shares of Common Stock, at an exercise price of $3.55 per share of Common Stock. The warrants are exercisable immediately upon issuance and will expire five years following the date of issuance. The Company also agreed to adjust the strike price of 385,236 outstanding warrants held by the investor to $3.55. The offering is expected to close on or about November 2, 2023, subject to customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to the Company’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission (“SEC”). The public offering is being made only by means of a prospectus, which is part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, or by phone at (800) 678-9147 or e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of products for the treatment of dermatologic conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of any extraordinary external events; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to comply with public company requirements; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contact:

Barwicki Investor Relations
Andrew Barwicki
516-662-9461
andrew@barwicki.com